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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 15, 1998



                     MERRY LAND & INVESTMENT COMPANY, INC.
               (Exact Name of Registrant as Specified in Charter)



GEORGIA                      001-11081                    58-0961876
(State or other      (Commission File Number)  (IRS Employer Identification No.)
Jurisdiction of
Incorporation)

                   624 ELLIS STREET, AUGUSTA, GEORGIA  30901
             (Address of Principal Executive Office)    (Zip Code)


      Registrant's telephone number, including area code:  (706) 722-6756



                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5. OTHER EVENTS

     On October 15, 1998, Merry Land & Investment Company, Inc. (NYSE: MRY) ("Merry Land") consummated the previously announced distribution to the Merry Land common shareholders of the common stock of Merry Land Properties, Inc., a wholly owned subsidiary of Merry Land (the "Distribution"). The record and payment date for the Distribution is October 15, 1998. The distribution will entitle Merry Land common shareholders to receive one share of common stock of Merry Land Properties, Inc. for every twenty shares of Merry Land common stock owned by the shareholders. As a result of the Distribution, the conversion prices of Merry Land's Series A Cumulative Convertible Preferred Stock, Series B Cumulative Convertible Preferred Stock and Series C Cumulative Preferred Stock will be adjusted from $18.65, $ 21.04 and $22.00 to $18.30, $20.65 and $21.59,
respectively.

     Also on October 15, 1998, the common shareholders of Merry Land and Equity Residential Properties Trust (NYSE: EQR) ("EQR") approved the previously announced merger of Merry Land and EQR (the "Merger"). The Merger is expected to close on October 19, 1998, subject to certain customary conditions.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    MERRY LAND & INVESTMENT COMPANY,
                                    INC.
                                    (Registrant)

                                    By: /s/ Dorrie E. Green
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                                        Dorrie E. Green
                                        As Its Vice President


     Dated: October 16, 1998